UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2022

NEPTUNE WELLNESS SOLUTIONS INC.

(Exact name of Registrant as Specified in Its Charter)

Quebec	001-33526	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Promenade du Centropolis Suite 100
Laval, Quebec, Canada		H7T 0A3
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 450 687-2262

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	NEPT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Registered Direct Offering

On June 21, 2022, Neptune Wellness Solutions Inc., a Québec corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”), 1,300,000 shares of its common shares (the “Common Shares”), pre-funded warrants to purchase up to an aggregate of 645,526 Common Shares (the “Pre-Funded Warrants”), and two series of warrants to purchase up to 1,945,526 Common Shares per series of warrants (for an aggregate of 3,891,052 warrants) (the “Warrants”). The combined purchase price of each Common Share and accompanying Warrants is $2.57. The combined purchase price of each Pre-Funded Warrant and accompanying Warrants is $2.5699 (equal to the combined purchase price per share of the Common Share and accompanying Warrants, minus the $0.0001 exercise price of the Pre-Funded Warrant). The Purchase Agreement contains customary representations, warranties, covenants and indemnification rights and obligations of the Company and each of the purchasers. The Offering closed on June 23, 2022.

The Company received gross proceeds of approximately $5.0 million in connection with the Offering, before deducting placement agent fees and related offering expenses. The net proceeds to the Company from the Offering, after deducting the placement agent fees and expenses and the Company’s estimated offering expenses, was approximately $4.4 million.

Pursuant to the Purchase Agreement and subject to certain exceptions included therein, the Company is prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Shares or securities convertible or exercisable into Common Shares, or file any registration statement or amendment or supplement thereto to sell or resell any Common Shares or securities convertible or exercisable into Common Shares, for a period expiring 90 days from the closing date of the Offering.

The Common Shares, the Warrants, the Pre-Funded Warrants and the Common Shares issuable thereunder, were offered by the Company pursuant to a registration statement on Form F-3 (File No. 333-262411) filed with the Securities and Exchange Commission (the "SEC") and was declared effective by the SEC on February 9, 2022 (the “Registration Statement”), and a prospectus supplement thereto dated June 21, 2022.

Terms of the Warrants and Pre-Funded Warrants

Each Warrant is exercisable for one Common Share at an exercise price of $2.32 per share. The Warrants are immediately exercisable and will expire five years from the issuance date, in the case of the Series C warrants, and two years from the issuance date, in the case of the Series D warrants. The Pre-Funded Warrants were offered in lieu of Common Shares to any purchaser whose purchase of Common Shares in the Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding Common Shares immediately following the consummation of this Offering. Each Pre-Funded Warrant is exercisable for one Common Share at an exercise price of $0.0001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

A holder (together with its affiliates) may not exercise any portion of the Warrant or Pre-Funded Warrant, as applicable, to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding Common Shares immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant or Pre-Funded Warrant, as applicable.

In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Common Shares determined according to a formula set forth in the Warrants, provided that such cashless exercise shall only be permitted if a registration statement registering the issuance of the Common Shares underlying the Warrants is not effective at the time of such exercise or if the prospectus to which the registration statement is a part is not available for the issuance of Common Shares to the Warrant holder. In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Common Shares determined according to a formula set forth in the Pre-Funded Warrants.

Placement Agent Compensation

Pursuant to an engagement agreement, dated as of June 18, 2022 (the “Engagement Letter”), the Company engaged H.C. Wainwright & Co., LLC as its exclusive placement agent (the “Placement Agent”) in connection with the Offering. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the securities in the Offering. The Company agreed to pay to the Placement Agent a cash fee of 6.5% of the aggregate gross proceeds raised in the Offering.

The Company has also agreed to pay the Placement Agent non-accountable expenses of $35,000, up to $50,000 of legal counsel and other out-of-pocket expenses and clearing expenses of $15,950.

The Company also agreed to pay the Placement Agent, subject to certain exceptions, a tail fee equal to the cash compensation in this Offering with respect to any public or private offering or other financing or capital-raising transaction of any kind to the extent that such financing or capital is provided to the Company by a purchaser in this Offering, if such financing is consummated during the six-month period following the termination or expiration of the Engagement Letter.

The foregoing summaries of the Purchase Agreement, the Warrants, and the Pre-Funded Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as Exhibits 10.1, 4.1, and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and not to provide other potential investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01 Other Events.

On June 22, 2022, the Company issued a press release announcing the Offering, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On June 23, 2022, the Company issued a press release announcing the closing of the Offering, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Common Share Purchase Warrant
4.2	Form of Pre-Funded Common Share Purchase Warrant
5.1	Opinion of Osler, Hoskin & Harcourt LLP
10.1	Form of Securities Purchase Agreement
23.2	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1)
99.1	Press Release, dated June 22, 2022
99.2	Press Release, dated June 23, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Neptune Wellness Solutions Inc.

Date:	June 24, 2022	By:	/s/ Randy Weaver
Randy Weaver Interim Chief Financial Officer